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                                                                    EXHIBIT 23.4


                          CONSENT OF FINANCIAL ADVISOR



         The undersigned hereby consents to the reference to Financial Solutions, a division of Financial Supermarkets, Inc. ("Financial Solutions") and its opinion dated October 6, 2003 in the Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission by Upson Bankshares, Inc. The undersigned also consents to the delivery of a copy of such opinion to shareholders of First Polk Bankshares, Inc. and applicable regulatory authorities.


April 28, 2004


                                             /s/ Edwin B. Burr
                                             -----------------
                                             Edwin B. Burr